FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2024 RESULTS

COLUMBUS, Ohio, USA – February 6, 2025 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2024. Provided below are the highlights:

•Reported and local currency sales increased 12% compared with the prior year.

•Net earnings per diluted share as reported (EPS) were $11.96, compared with $8.52 in the prior-year period. Adjusted EPS was $12.41, an increase of 32% over the prior-year amount of $9.40. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Fourth Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “We had a strong finish to the year as we capitalized on very good customer demand for Laboratory products, especially in Europe. Strong sales growth and solid execution of our margin improvement initiatives contributed to excellent Adjusted EPS and cash flow.”

GAAP Results
EPS in the quarter was $11.96, compared with the prior-year amount of $8.52.

Compared with the prior year, total reported sales rose 12% to $1.045 billion. By region, reported sales increased 6% in the Americas, 18% in Europe and 15% in Asia/Rest of World. Earnings before taxes amounted to $314.5 million, compared with $232.6 million in the prior year.

Non-GAAP Results
Adjusted EPS was $12.41, an increase of 32% over the prior-year amount of $9.40.

Compared with the prior year, total sales in local currency increased 12%. By region, local currency sales increased 7% in the Americas, 19% in Europe and 14% in Asia/Rest of World. Excluding the impact from delayed fourth quarter 2023 shipments, sales in local currency increased 6%, including sales growth of 3% in the Americas, 8% in Europe and 10% in Asia/Rest of World. Adjusted Operating Profit amounted to $351.9 million, compared with the prior-year amount of $281.8 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS was $40.48, compared with the prior-year amount of $35.90, and included a non-cash discrete tax benefit of $1.07 per share.

Compared with the prior year, total reported sales increased 2% to $3.872 billion. By region, reported sales increased 2% in the Americas and 8% in Europe and declined 3% in Asia/Rest of World. Earnings before taxes amounted to $1.037 billion, compared with $973.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $41.11, an 8% increase from the prior-year amount of $38.03.

Compared with the prior year, total sales in local currency grew 3% as currency reduced sales growth by 1%. By region, local currency sales increased 3% in the Americas and 8% in Europe and declined 1% in Asia/Rest of World. Excluding the impact from delayed fourth quarter 2023 shipments, local currency sales in 2024 were flat, including sales growth of 1% in the Americas and 2% in Europe and a decline of 3% in Asia/Rest of World. Adjusted Operating Profit amounted to $1.200 billion, a 4% increase compared with the prior-year amount of $1.152 billion.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the first quarter of 2025 will decline approximately 3% to 4%, which includes a headwind of approximately 6% from the previously disclosed shipping delays in the fourth quarter of 2023 that benefited the first quarter of 2024. Adjusted EPS is forecast to be $7.75 to $7.95, a decline of 11% to 13%, which includes headwinds of approximately 18% from the previously mentioned shipping delays and an estimated 2% due to adverse currency.

For the full year 2025, management anticipates local currency sales will increase approximately 3%, which includes a headwind of approximately 1.5% from the previously disclosed shipping delays in the fourth quarter of 2023 that benefited the first quarter of 2024. Adjusted EPS is forecast to be in the range of $42.35 to $43.00, representing growth of approximately 3% to 5%, and includes headwinds of approximately 4% from the previously mentioned shipping delays and an estimated 2% due to adverse currency. This compares with previous local currency sales growth guidance of approximately 3% and Adjusted EPS guidance of $41.85 to $42.50.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion

Kaltenbach concluded, “We achieved good results in 2024 despite soft market conditions, and continue to benefit from our strong culture of execution and continuous improvement. At the same time, we stayed focused on our long-term strategy of delivering innovative solutions and extending our market leadership. Driving growth is our top priority in 2025, and we will continue to build on our competitive strengths and take advantage of opportunities in automation, digitalization, and high-growth areas to further expand our market share and deliver good earnings growth.”

Other Matters

The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, February 7) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, ongoing developments related to Ukraine, and the conflict in the Middle East. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, and the impact of inflation, ongoing developments related to Ukraine, and the conflict in the Middle East on our business.

Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including inflation, ongoing developments related to Ukraine, and the conflict in the Middle East. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2024		% of sales	December 31, 2023	% of sales

Net sales	$1,045,127	(a)	100.0	$934,992	100.0
Cost of sales	405,812		38.8	383,354	41.0
Gross profit	639,315		61.2	551,638	59.0

Research and development	50,054		4.8	46,435	5.0
Selling, general and administrative	237,340		22.7	223,427	23.9
Amortization	18,220		1.8	18,078	1.9
Interest expense	17,850		1.7	19,655	2.1
Restructuring charges	2,147		0.2	13,055	1.4
Other charges (income), net	(843)		(0.1)	(1,568)	(0.2)
Earnings before taxes	314,547		30.1	232,556	24.9

Provision for taxes	62,246		6.0	47,761	5.1
Net earnings	$252,301		24.1	$184,795	19.8

Basic earnings per common share:
Net earnings	$12.00			$8.56
Weighted average number of common shares	21,024,024			21,593,616

Diluted earnings per common share:
Net earnings	$11.96			$8.52
Weighted average number of common and common equivalent shares	21,101,360			21,687,577

Note:
(a)	Local currency sales increased 12% as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2024		% of sales	December 31, 2023	% of sales

Earnings before taxes	$314,547			$232,556
Amortization	18,220			18,078
Interest expense	17,850			19,655
Restructuring charges	2,147			13,055
Other charges (income), net	(843)			(1,568)
Adjusted operating profit	$351,921	(b)	33.7	$281,776	30.1

Note:
(b)	Adjusted operating profit increased 25% as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2024		% of sales	December 31, 2023	% of sales

Net sales	$3,872,361	(a)	100.0	$3,788,309	100.0
Cost of sales	1,546,778		39.9	1,547,023	40.8
Gross profit	2,325,583		60.1	2,241,286	59.2

Research and development	189,357		4.9	185,284	4.9
Selling, general and administrative	936,303		24.2	904,106	23.9
Amortization	72,869		1.9	72,213	1.9
Interest expense	74,631		1.9	77,366	2.0
Restructuring charges	19,771		0.5	32,735	0.9
Other charges (income), net	(4,571)		(0.1)	(4,146)	(0.1)
Earnings before taxes	1,037,223		26.8	973,728	25.7

Provision for taxes	174,083		4.5	184,950	4.9
Net earnings	$863,140		22.3	$788,778	20.8

Basic earnings per common share:
Net earnings	$40.67			$36.10
Weighted average number of common shares	21,221,839			21,848,122

Diluted earnings per common share:
Net earnings	$40.48			$35.90
Weighted average number of common and common equivalent shares	21,320,641			21,971,528

Note:
(a)	Local currency sales increased 3% as compared to the same period in 2023.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2024		% of sales	December 31, 2023	% of sales

Earnings before taxes	$1,037,223			$973,728
Amortization	72,869			72,213
Interest expense	74,631			77,366
Restructuring charges	19,771			32,735
Other charges (income), net	(4,571)			(4,146)
Adjusted operating profit	$1,199,923	(b)	31.0	$1,151,896	30.4

Note:
(b)	Adjusted operating profit increased 4% as compared to the same period in 2023.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2024	December 31, 2023

Cash and cash equivalents	$59,362	$69,807
Accounts receivable, net	687,112	663,893
Inventories	342,274	385,865
Other current assets and prepaid expenses	105,158	110,638
Total current assets	1,193,906	1,230,203

Property, plant and equipment, net	770,280	803,374
Goodwill and other intangible assets, net	926,057	955,537
Other non-current assets	349,756	366,441
Total assets	$3,239,999	$3,355,555

Short-term borrowings and maturities of long-term debt	$182,623	$192,219
Trade accounts payable	215,843	210,411
Accrued and other current liabilities	769,727	778,452
Total current liabilities	1,168,193	1,181,082

Long-term debt	1,831,265	1,888,620
Other non-current liabilities	367,431	435,791
Total liabilities	3,366,889	3,505,493

Shareholders’ equity	(126,890)	(149,938)
Total liabilities and shareholders’ equity	$3,239,999	$3,355,555

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2024	2023	2024	2023
Cash flow from operating activities:
Net earnings	$252,301	$184,795	$863,140	$788,778
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,643	12,545	50,352	48,951
Amortization	18,220	18,078	72,869	72,213
Deferred tax benefit	(155)	(8,918)	(5,216)	(13,373)
One-time non-cash discrete tax benefit	—	—	(22,982)	—
Other	6,357	5,478	19,979	17,928
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(23,179)	69,528	(9,796)	51,377
Net cash provided by operating activities	266,187	281,506	968,346	965,874
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	898	167	1,631	835
Purchase of property, plant and equipment	(41,276)	(32,416)	(103,898)	(105,323)
Proceeds from government funding (a)	—	3,498	—	6,094
Acquisitions	(7,618)	(5,198)	(10,091)	(5,811)
Other investing activities	(3,056)	(1,552)	(7,104)	(27,489)
Net cash used in investing activities	(51,052)	(35,501)	(119,462)	(131,694)
Cash flows from financing activities:
Proceeds from borrowings	594,916	556,824	2,156,565	2,126,797
Repayments of borrowings	(598,429)	(629,795)	(2,175,291)	(2,097,023)
Proceeds from exercise of stock options	1,380	—	23,719	19,234
Repurchases of common stock	(212,500)	(176,002)	(849,997)	(900,000)
Payments of excise tax on repurchases of common stock	(8,089)	—	(8,089)	—
Acquisition contingent consideration payment	—	—	—	(7,767)
Other financing activities	(971)	—	(2,884)	(826)
Net cash used in financing activities	(223,693)	(248,973)	(855,977)	(859,585)

Effect of exchange rate changes on cash and cash equivalents	(3,654)	3,100	(3,352)	(754)

Net increase (decrease) in cash and cash equivalents	(12,212)	132	(10,445)	(26,159)
Cash and cash equivalents:
Beginning of period	71,574	69,675	69,807	95,966
End of period	$59,362	$69,807	$59,362	$69,807

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$266,187	$281,506	$968,346	$965,874
Payments in respect of restructuring activities	3,986	10,877	23,752	25,818
Transition tax payment	—	—	10,723	8,042
Proceeds from sale of property, plant and equipment	898	167	1,631	835
Purchase of property, plant and equipment, net (a)	(41,276)	(32,416)	(103,898)	(97,593)
Acquisition payments (b)	—	—	—	4,775
Adjusted free cash flow	$229,795	$260,134	$900,554	$907,751
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company received funding of $35.8 million in prior years, which offset capital expenditures. Funding proceeds of $3.5 million during the three months ended December 31, 2023 is excluded from Adjusted free cash flow. Funding proceeds of $6.1 million and the related purchase of property, plant and equipment of $7.7 million for the twelve months ended December 31, 2023 are excluded from Adjusted free cash flow.
(b) Includes $4.4 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the twelve months ended December 31, 2023.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2024			6%		18%	15%		12%
Twelve Months Ended December 31, 2024			2%		8%	(3)%		2%

Local Currency Sales Growth
Three Months Ended December 31, 2024			7%		19%	14%		12%
Twelve Months Ended December 31, 2024			3%		8%	(1)%		3%
Note:
(a)		The Company estimates net sales for the three and twelve months ended December 31, 2024 benefited by 6% and 3%, respectively, from previously delayed shipments from the fourth quarter of 2023. By geographic destination, net sales benefited approximately 4% and 2% in the Americas, 11% and 6% in Europe and 4% and 2% in Asia/Rest of World for the three and twelve months ended December 31, 2024, respectively.
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2024		2023		% Growth	2024		2023		% Growth

EPS as reported, diluted	$11.96		$8.52		40%	$40.48		$35.90		13%

Purchased intangible amortization, net of tax	0.24	(a)	0.23	(a)		0.94	(a)	0.93	(a)
Restructuring charges, net of tax	0.09	(b)	0.49	(b)		0.76	(b)	1.20	(b)
Income tax expense	0.12	(c)	0.16	(c)		(1.07)	(c)	—	(c)

Adjusted EPS, diluted	$12.41		$9.40		32%	$41.11		$38.03		8%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.4 million ($5.0 million net of tax) and $6.5 million
($5.0 million net of tax) for the three months ended December 31, 2024 and 2023, and of $25.9 million ($20.1 million net of tax) and $26.4 million ($20.4 million net of tax) for the twelve months ended December 31, 2024 and 2023, respectively.

(b)	Represents the EPS impact of restructuring charges of $2.1 million ($1.7 million after tax) and $13.1 million ($10.6 million after tax) for the three months ended December 31, 2024 and 2023, and of $19.8 million ($16.0 million after tax) and $32.7 million
($26.5 million after tax) for the twelve months ended December 31, 2024 and 2023, respectively, which primarily include employee related costs; and other costs of $0.3 million ($0.3 million after tax) for the three and twelve months ended December 31, 2024.
(c)		Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and twelve months ended December 31, 2024 and 2023 due to the timing of excess tax benefits associated with stock option exercises. Also includes a reported EPS reduction of $1.07 for the twelve months ended December 31, 2024 for a non-cash discrete tax benefit resulting from the reduction of uncertain tax position liabilities related to the settlement of a tax audit.